Exhibit 10.1

Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by the notation “[***]”

SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) is dated as of October 28, 2026, by and between Allarity Therapeutics Inc. (together with its parents, subsidiaries and affiliates, “Allarity”), and Novartis Pharma AG, a Swiss corporation (together with its parents, subsidiaries and affiliates, “3rd Party Releasor”). Allarity, and Releasor are each sometimes referred to herein individually as a “Party” and together as the “Parties.”

W I T N E S S E T H

WHEREAS, Allarity has an aggregate current liability of $4,900,000 plus interest (the “Liability”) due to 3rd Party Releasor. The Parties acknowledge the Liability arose under a License Agreement between 3rd Party Releasor and Allarity Therapeutics Europe ApS, an affiliate of Allarity. Allarity enters into this Agreement for itself and, where applicable, on behalf of the aforementioned affiliate; and

WHEREAS, 3rd Party Releasor has agreed to accept $1,000,000 from Allarity as full payment for the Liability;

NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Settlement. As full consideration for the Liability, Allarity shall make payment of $1,000,000 to the 3rd Party Releasor on the Agreement date, by way of bank transfer to:

Beneficiary: Novartis Pharma AG

Bank name: [***]

Bank key: [***]

Account no.: [***]

IBAN: [***]

SWIFT: [***]

Novartis Netting ID: [***]

2. Release of Allarity. Upon receipt of payment of the consideration set forth in Section 1, 3rd Party Releasor, for itself and any of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively “3rd Party Releasors”), (a) releases, acquits and forever discharges Allarity and each of its direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each an “Allarity Releasee” and collectively, the “Allarity Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the 3rd Party Releasors ever had, now have or hereafter can, shall or may have against any of the Allarity Releasees in respect of the Liability (collectively, the “Allarity Released Claim”) and (b) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of the Allarity Released Claim, unless such claim relates to or arises from the Allarity Releasee’s failure to perform under this Agreement. In any litigation arising from or related to an alleged breach of this Section, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each 3rd Party Releasor expressly covenants and agrees that the release granted by it in this Section shall be binding in all respects upon the 3rd Party Releasors and shall inure to the benefit of the successors and assigns of the Allarity Releasees, and agrees that the Allarity Releasees shall have no further liabilities or obligations to 3rd Party Releasors, except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

3. Release of 3rd Party Releasor. As of the date of payment and/or delivery of the consideration items set forth in Section 1, Allarity, for itself and each of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively the “Allarity Releasors”), hereby (a) releases, acquits and forever discharges 3rd Party Releasor and each of its direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each a “3rd Party Releasor Releasee” and collectively, the “3rd Party Releasor Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the Allarity Releasors ever had, now have or hereafter can, shall or may have against any 3rd Party Releasor Releasees by reason of any matter, cause or thing whatsoever arising (collectively, the “3rd Party Releasor Released Claims”) and (b) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of the 3rd Party Releasor Released Claims, unless such claim relates to or arises from 3rd Party Releasor’s failure to perform under this Agreement. In any litigation arising from or related to an alleged breach of this Section, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each Allarity Releasor expressly covenants and agrees that the release granted by it in this Section shall be binding in all respects upon the Allarity Releasors and shall inure to the benefit of the successors and assigns of the 3rd Party Releasor Releasees, and agrees that the 3rd Party Releasor Releasees shall have no further liabilities or obligations to the Allarity Releasors, except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

4. Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement. A facsimile or PDF signature shall be deemed to be an original signature for all purposes.

5. Further Assurances. Each Party hereto agrees that, from time to time, such Party will promptly execute and deliver all such further notices, instruments, consents and documents, and take all such further action, as may be reasonably necessary to effect the agreements of the Parties hereto set forth herein.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assigns. The Parties acknowledge and agree that the 3rd Party Releasees and Allarity Releasees are intended third party beneficiaries of this Agreement and that each of them may independently enforce the terms of this Agreement just as if they were parties.

7. Interpretation; Entire Agreement. This Agreement sets forth the entire agreement and understanding among the Parties relating to the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and settlements, oral or written, relating to the subject matter, are merged herein. This Agreement may not be altered or amended except by a written instrument signed by all of the Parties. Any provision of this Agreement is found to be contrary to law or otherwise invalid, void or unenforceable, it shall be deemed omitted but shall not affect the remaining terms of this Agreement, which shall remain in full force and effect.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any law or principles that would make this choice of law provision invalid. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9. Authority. Each person whose signature is affixed hereto in a representative capacity represents and warrants that he or she is authorized and empowered to execute this Agreement on behalf of, and to bind, the person or entity on whose behalf his or her signature is affixed, and the Parties hereto represent and warrant that they have all requisite authority to enter into this agreement and effect the terms thereof.

[Signature Page Follows]

Intending to be legally bound hereby, the parties executed the foregoing Settlement and Release Agreement this 28th day of October, 2026.

ALLARITY THERAPEUTICS INC.

By:	/s/ Thomas H. Jensen
Name:	Thomas H. Jensen
Title:	Chief Executive Officer

NOVARTIS PHARMA AG

By:	/s/ Arne Woern
Name:	Arne Woern
Title:	Global Head Alliance Management

NOVARTIS PHARMA AG

By:	/s/ Dalia Sarhan
Name:	Dalia Sarhan
Title:	Head Legal TA Oncology, International

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